UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MAY 4, 2011

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

855-273-3686
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Gold Hills Mining Ltda.

On May 4, 2011, Ardent Mines Limited (the “Company”) acquired Gold Hills Mining Ltda. (“Gold Hills”), a Brazilian corporation which possesses rights for mineral extraction on properties located in Northeastern Brazil, pursuant to a Purchase Agreement (the “Purchase Agreement”) by and between the Company, Gold Hills and the two shareholders of Gold Hills (such shareholders are referred to herein as the “Sellers,” and together with the Company and Gold Hills, the “Parties”).  Pursuant to the Purchase Agreement, the Sellers have sold to the Company One Hundred Percent (100%) of all the issued and outstanding equity interests (the “Shares”) of Gold Hills for the following purchase price:

(a)	Two Hundred and Fifty Thousand U.S. Dollars ($250,000).

(b)	The Company shall conduct an exploration campaign at the properties (the “Exploration”). Upon the completion of the Exploration, the following amounts shall be paid by Gold Hills to the Sellers:

(i)	If the Exploration confirms the existence of gold mineral reserves of less than Three Hundred Thousand (300,000) ounces, no additional payment shall be made by the Company to the Sellers.

(ii)
If the Exploration confirms the existence of gold mineral reserves of between Three Hundred Thousand (300,000) and Four Hundred Ninety-Nine Thousand Nine Hundred and Ninety-Nine (499,999) ounces, the additional payment to be made to the Sellers shall be Four Hundred Thousand U.S. Dollars ($400,000).

(iii)
If the Exploration confirms the existence of gold mineral reserves of greater than Four Hundred Ninety-Nine Thousand Nine Hundred and Ninety-Nine (499,999) ounces, the additional payment to be made to the Sellers shall be (a) One Million U.S. Dollars ($1,000,000); plus (b) Two U.S. Dollars ($2) per additional ounce in excess of the first Five Hundred Thousand (500,000) ounces, to be paid in four biannual installments starting in twelve (12) months.

(c)
Upon Gold Hills obtaining certain enumerated environmental licenses which are necessary to commence Gold Hills planned mining operations, the Company will make an additional cash payment to the Sellers in the amount of Seven Hundred Thousand U.S. Dollars ($700,000).

(d)
Upon the commencement of the successful mining and processing of gold by Gold Hills, the Sellers shall be entitled to receive a royalty equal to Two Percent (2%) of Gold Hills’ gross income, as calculated in accordance with generally accepted accounting principals.

Subject to the Company’s determination of the existence of such gold reserves as set forth above, the Company will invest Three Million Five Hundred Thousand U.S. Dollars ($3,500,000) in Gold Hills.

Pursuant to the Purchase Agreement, one of the Sellers shall be appointed to Gold Hills’ Board.  The Purchase Agreement also contains standard representations and warranties, and provides for arbitration in the event of any dispute.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated May 9, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	Leonardo Alberto Riera
	Name:	Leonardo Alberto Riera
	Title:	President and Chief Executive Officer

Date: May 10, 2011